Exhibit 99.1

News Release

For Immediate Release February 28, 2013	Contacts:	Stacy Frole Lisa Broussard	(419) 627-2227 (419) 609-5929

CEDAR FAIR ANNOUNCES OFFERING OF $500 MILLION SENIOR UNSECURED NOTES

SANDUSKY, OHIO, February 28, 2013 – Cedar Fair, L.P. (NYSE: FUN) (the “Company” or “Cedar Fair”) today announced that it, together with its wholly owned subsidiaries Magnum Management Corporation (“Magnum”) and Canada’s Wonderland Company (together with Magnum, the “Co-Issuers”), intends to commence a private offering of $500 million aggregate principal amount of senior unsecured notes due 2021 (the “Notes”). Obligations under the Notes will be guaranteed by the Company’s wholly-owned subsidiaries (other than the Co-Issuers). The Company intends to use the net proceeds of the offering, together with borrowings under its new senior secured credit facilities and cash on hand, to repay in full all amounts outstanding under its existing bank credit facilities. Completion of the offering is subject to, among other things, pricing and market conditions.

The Notes will be offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States under Regulation S of the Securities Act. The initial issuance and sale of the Notes will not be registered under the Securities Act, and, the Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Cedar Fair Entertainment Company – One Cedar Point Drive, Sandusky, Ohio 44870-5259         419-627-2233

Cedar Fair Announces Offering of $500 Million Senior

Unsecured Notes

February 28, 2013

About Cedar Fair

Cedar Fair is a publicly traded partnership headquartered in Sandusky, Ohio, and one of the largest regional amusement-resort operators in the world. The Company owns and operates 11 amusement parks, four outdoor water parks, one indoor water park and five hotels. Its parks are located in Ohio, California, North Carolina, South Carolina, Virginia, Pennsylvania, Minnesota, Missouri, Michigan, and Toronto, Ontario. Cedar Fair also operates the Gilroy Gardens Family Theme Park in California under a management contract. Cedar Fair’s flagship park, Cedar Point, has been consistently voted the “Best Amusement Park in the World” in a prestigious annual poll conducted by Amusement Today newspaper.

Forward-Looking Statements

Some of the statements contained in this news release constitute “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including statements as to the Company’s expectations, beliefs and strategies regarding the future. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including general economic conditions, adverse weather conditions, competition for consumer leisure time and spending, unanticipated construction delays and other factors discussed from time to time by the Company in reports filed with the Securities and Exchange Commission (the “SEC”) could affect attendance at our parks and cause actual results to differ materially from the Company’s expectations. Additional information on risk factors that may affect the business and financial results of the Company can be found in the Company’s Annual Report on Form 10-K and in the filings of the Company made from time to time with the SEC. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Cedar Fair Entertainment Company – One Cedar Point Drive, Sandusky, Ohio 44870-5259         419-627-2233